EXHIBIT 10.2

GE Capital c/o Corporate Finance - East Region 10 Riverview Drive Danbury, CT 06810 T (203) 749-6000

AGREEMENT TO REDUCE SECURITY DEPOSIT AMOUNT
AND
AMENDMENT TO SECURITY DEPOSIT PLEDGE AGREEMENT
dated as of June 26, 2012

In consideration of good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, General Electric Credit Corporation of Tennessee (as assignee of General Electric Credit Corporation) (as assignee of original Lessor party to each Lease identified herein) (together with its successors and assigns, if any, “Lessor”) as party to that certain Security Deposit Pledge Agreement dated as of August 21, 2009 (as amended from time to time, the “Security Deposit Pledge Agreement”) between Lessor and Masland Carpets, LLC (“Lessee”), hereby agrees to reduce the amount of the Collateral required under the Security Deposit Pledge Agreement to Five Hundred Sixty Five Thousand One Hundred Thirty Nine and 53/100 Dollars ($565,139.53) and return an amount equal to Eight Hundred Nine Thousand Twenty Six and 52/100 Dollars ($809,026.52) to the Lessee.

Lessor and Lessee hereby agree that this agreement shall constitute an amendment to the Security Deposit Pledge Agreement for all purposes and intent of the Security Deposit Pledge Agreement and the Lease. All references in the Security Deposit Pledge Agreement and the Lease to the Security Deposit Pledge Agreement shall be deemed to mean and refer to the Security Deposit Pledge Agreement as amended by this Agreement, and as the same may be further amended, amended and restated, extended, renewed or otherwise modified from time to time. Except as expressly modified herein, all terms and provisions of the Security Deposit Pledge Agreement shall remain in full force and effect.

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Security Deposit Pledge Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.

General Electric Credit Corporation            Masland Carpets, LLC
of Tennessee (as assignee of General
Electric Credit Corporation)

By: /s/ Douglas Sylvia                 By: /s/ Jon A. Faulkner

Title: Sr. Risk Analyst                    Title: President